Exhibit 99

Contact: Curtis A. Sampson, Chairman and Chief Executive Officer Steven H. Sjogren, President
                  Paul N. Hanson, Vice President and Treasurer

For Immediate Release

                    Hector Communications Corporation Reports
              Revenues and Earnings for the second quarter of 2004

August 2, 2004--Hector, MN--Hector Communications Corporation (AMEX: HCT) today reported operating results for its second quarter and six month periods ended June 30, 2004. The Company's operating results for the corresponding 2003 periods have been restated to reflect the effects of the split-up of Alliance Telecommunications Corporation.

Revenues from continuing operations were $7,992,000 for the three months ended June 30, 2004, a decrease of 1% from $8,054,000 in 2003. The revenue decrease was due to lower network access revenues from long distance providers and lower video service revenues due to sales of cable television systems in 2003. Operating income from continuing operations decreased 20% to $1,452,000 in 2004 from $1,820,000 in 2003. Income from the Company's investment in Midwest Wireless Holdings LLC was $626,000 in the 2004 period compared to $684,000 in 2003. The Company recorded gains on sales of cable television systems totaling $1,081,000 ($.17 per diluted share net of income taxes) in the 2003 period. Income from continuing operations was $954,000 or $.24 per diluted share in 2004 compared to $1,290,000 or $.34 per diluted share in 2003. Income from discontinued operations was $278,000 or $.08 per diluted share in 2003.

Revenues from continuing operations were $15,938,000 for the six months ended June 30, 2004, a decrease of 1% from $16,087,000 in 2003. The revenue decrease was due to lower network access revenues from long distance providers and lower video service revenues due to sales of cable television systems in 2003. Operating income from continuing operations decreased 6% to $3,433,000 in 2004 from $3,652,000 in 2003. Income from the Company's investment in Midwest Wireless Holdings LLC was $1,308,000 in the 2004 period compared to $1,307,000 in 2003. The Company's 2003 results benefited from gains on sales of cable television systems totaling $1,081,000 ($.17 per diluted share net of income taxes). Income from continuing operations was $2,148,000 or $.55 per diluted share in 2004 compared to $2,022,000 or $.54 per diluted share in 2003. Income from discontinued operations was $672,000 or $.18 per diluted share in 2003.

Curtis A. Sampson, chairman and chief executive officer, said that the Company's operating results in the first half of 2004 were a reflection of the increasingly tough competitive environment rural telephone companies face. He said that the Company is continuing to shed unprofitable operations and search for cost saving opportunities. The Company is continuing to see growth from its broadband offerings but that has not been enough to offset the decline in access revenues and the increases in the Company's operating costs.

Hector Communications Corporation is a telecommunications holding company which through its subsidiaries provides telecommunications services in rural communities in Minnesota, Wisconsin and North Dakota. The Company serves 29,900 telephone access lines, 8,350 cable television subscribers and 10,900 internet customers and has minority ownership interests in many other telecommunications companies.


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From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company's future financial performance. Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company's local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally. All such forward-looking statements should be considered in light of such risks and uncertainties.
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               Hector Communications Corporation and Subsidiaries
                                Earnings Summary

                                                Three Months Ended June 30
                                                    2004           2003
                                               ------------   ------------
Revenues from continuing operations            $  7,992,006   $  8,054,450
Operating income from continuing operations       1,451,758      1,820,139
Other income (expense):
  Income (loss) from investments:
    Midwest Wireless Holdings, LLC                  626,118        683,998
    Other unconsolidated affiliates                 134,255         51,208
  Interest and dividend income                       63,006         54,535
  Interest expense                                 (716,408)      (875,731)
  Gain on sale of cable television systems           28,590      1,080,723
                                               ------------   ------------
    Net other income (expense)                      135,561        994,733

Income from continuing operations before
 income taxes                                     1,587,319      2,814,872
Income tax expense                                 (633,000)    (1,060,000)
Minority interest in earnings of continuing
  operations of Alliance Telecommunications
  Corp.                                                           (464,943)
Income from continuing operations                   954,319      1,289,929
Income from discontinued operations                                278,106
                                               ------------   ------------
Net Income                                     $    954,319   $  1,568,035
                                               ============   ============
Basic net income per common share:
  Continuing operations                        $        .26   $        .37
  Discontinued operations                                              .08
                                               ------------   ------------
                                               $        .26   $        .45
                                               ============   ============
Diluted net income per share:
  Continuing operations                        $        .24   $        .34
  Discontinued operations                                              .08
                                               ------------   ------------
                                               $        .24   $        .42
                                               ============   ============

                                                 Six Months Ended June 30
                                                    2004           2003
                                               ------------   ------------
Revenues from continuing operations            $ 15,937,659   $ 16,087,407
Operating income from continuing operations       3,432,951      3,652,080
Other income (expense):
  Income (loss) from investments:
    Midwest Wireless Holdings, LLC                1,308,247      1,306,759
    Other unconsolidated affiliates                 179,441        (45,348)
  Interest and dividend income                      116,532        135,466
  Interest expense                               (1,487,877)    (1,768,852)
  Gain on sale of cable television systems           28,590      1,080,723
                                               ------------   ------------
    Net other income (expense)                      144,933        708,748

Income from continuing operations before
  income taxes                                    3,577,884      4,360,828
Income tax expense                               (1,430,000)    (1,679,000)
Minority interest in earnings of continuing
 operations of Alliance Telecommunications
 Corp.                                                            (659,624)
Income from continuing operations                 2,147,884      2,022,204
Income from discontinued operations                                672,349
                                               ------------   ------------
Net Income                                     $  2,147,884   $  2,694,553
                                               ============   ============
Basic net income per common share:
  Continuing operations                        $        .60   $        .58
  Discontinued operations                                              .20
                                               ------------   ------------
                                               $        .60   $        .78
                                               ============   ============
Diluted net income per share:
  Continuing operations                        $        .55   $        .54
  Discontinued operations                                              .18
                                               ------------   ------------
                                               $        .55   $        .72
                                               ============   ============

               Hector Communications Corporation and Subsidiaries
                             Condensed Balance Sheet

                                                  June 30      December 31
                                                    2004           2003
                                               ------------   ------------
Cash                                           $ 19,659,766   $ 16,581,315
Other current assets                              7,845,847      8,609,295
Property, plant and equipment, net               41,473,141     43,088,106
Excess of cost over net assets acquired          30,921,094     31,691,927
Investment in Midwest Wireless Holdings, LLC     14,203,468     13,349,155
Investments in other unconsolidated affiliates    2,890,376      2,796,035
Other investments                                 6,873,858      6,533,858
Other assets                                        384,207        409,664
                                               ------------   ------------
Total Assets                                   $124,251,757   $123,059,355
                                               ============   ============

Notes payable and current portion of long-
  term debt                                    $  6,561,000   $  6,537,800
Other current liabilities                         3,928,671      5,338,386
Long-term debt, less current portion             56,324,345     57,529,378
Deferred taxes and credits                        5,420,187      4,911,869
Deferred compensation                               708,194        698,254
Stockholders' equity                             51,309,360     48,043,668
                                               ------------   ------------
Total Liabilities and Stockholders' Equity     $124,251,757   $123,059,355
                                               ============   ============